                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 33-00000) pertaining to the Lazare Kaplan International Inc. Amended and Restated 1997 Long Term Stock Incentive Plan and to the incorporation by reference therein of our reports dated August 14, 2002, with respect to the consolidated financial statements and schedule of Lazare Kaplan International Inc. included and/or incorporated by reference in its Annual Report (Form 10-K) for the year ended May 31, 2002, filed with the Securities and Exchange Commission.




                                         Ernst & Young LLP


New York, New York
August 26, 2002



                                       27